EX-99(d)(1)

Steben Alternative Investment Funds

Form of Investment Advisory Agreement

This AGREEMENT is made and entered into as of February __, 2014 by and between Steben Alternative Investment Funds, a Delaware statutory trust (the “Trust”), and Steben & Company, Inc., a Maryland corporation (the “Advisor”).

WHEREAS, the Trust is registered with the Securities and Exchange Commission (the “SEC”) as an open-end management investment company, with multiple series, under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Advisor is registered with the SEC as an investment advisor under the Investment Advisers Act of 1940, as amended; and

WHEREAS, the Trust desires to retain the Advisor so that it will render investment management services to the series of the Trust set forth in Exhibit A, as may be amended from time to time (each, a “Fund” and together, the “Funds”) in the manner and on the terms and conditions hereinafter set forth; and

WHEREAS, the Advisor is willing to render such services and/or engage others to render such services to the Funds;

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed by the parties as follows:

1.            Appointment. The Trust hereby appoints the Advisor to act as investment advisor to the Funds and to provide investment advisory services to such Funds, subject to the supervision of the Fund’s Board of Trustees (the “Board”), for the period and on the terms and conditions set forth in this Agreement. The Advisor accepts such appointment and agrees to render the services and to assume the obligations set forth in this Agreement commencing on its effective date for the compensation herein provided.

2.            Responsibilities of the Advisor.

(a)          The Advisor, or an affiliate of the Advisor (“Advisor Affiliate”), to the extent permitted by applicable laws, rules and regulatory interpretations, hereby undertakes and agrees, upon the terms and conditions herein set forth, subject to the supervision of the Board, either directly or indirectly through one or more Subadvisors (as that term is defined in paragraph 4 below):

(i)          to make investment decisions and provide a program of continuous investment management for each of the Funds; prepare, obtain, evaluate, and make available to each Fund research and statistical data in connection therewith; obtain and evaluate such information and advice relating to the economy, securities markets, and securities as it deems necessary or useful to discharge its duties hereunder; engage in or supervise the selection, acquisition, retention, and sale of investments, securities, and/or cash; engage in or supervise the selection, acquisition, retention, and sale of unregistered investment funds and/or other investment vehicles; select brokers or dealers to execute transactions; and all of the aforementioned shall be done in material accordance with each Fund’s investment objective, policies, and limitations as stated in the prospectus and statement of additional information for each Fund, which is part of the Trust’s registration statement filed with the SEC on Form N-1A under the 1940 Act (the “Registration Statement”), as amended or supplemented from time to time, and in accordance with guidelines and directions from the Board and any applicable laws and regulations;

Steben Alternative Investment Funds
Investment Advisory Agreement

(ii)         invest and reinvest the assets of each Fund by selecting the securities, and other financial instruments of United States and foreign entities, including, without limitation, capital stock; shares of beneficial interest; partnership interests and similar financial instruments; currencies; equity and other derivative products, including, without limitation, (i) futures contracts relating to stock indices, currencies, United States Government securities and securities of foreign governments, other financial instruments and all other commodities, (ii) exchange-traded funds, equity index swaps, currency forward contracts and forward rate agreements, (iii) spot and forward currency transactions and (iv) agreements relating to or securing such transactions; mutual funds; money market funds; obligations of the United States or any state or jurisdiction thereof, foreign governments and instrumentalities of any of them; commercial paper; certificates of deposit; bankers’ acceptances; choses in action; trust receipts; and any other obligations and instruments or evidences of indebtedness of whatever kind or nature; in each case, of any person, corporation, government or other entity whatsoever, whether or not publicly traded or readily marketable, that are allowable under the 1940 Act or any rules, regulations of written guidance thereunder;

(iii)        to determine the portions of each Fund’s portfolio to be invested in securities and other financial instruments or other assets and uninvested or in cash equivalents;

(iv)        to place orders to purchase, sell and/or exchange securities and other assets for each Fund;

(v)         to enter into contracts for or in connection with investments in securities and other financial instruments;

(vi)        to vote all proxies solicited by or with respect to the issuers of securities in which assets of the Funds may be invested in a manner that complies with the Trust’s proxy voting policies and procedures and, in the good faith judgment of the Advisor, best serves the interests of each Fund’s shareholders;

(vii)       subject to the direction and control of the Board, to assist each Fund as it may reasonably request in the conduct of the Fund’s business, including oral and written research, analysis, advice, statistical, and economic data, judgments regarding individual investments, general economic conditions and trends, and long-range investment policies;

(viii)      to furnish to or place at the disposal of the Fund information, evaluations, analyses, and opinions formulated or obtained by the Advisor in the discharge of its duties as the Funds may, from time to time, reasonably request, and maintain or cause to be maintained for the Funds all books, records, reports, and any other information required under the 1940 Act, to the extent that such books, records, and reports, and other information are not maintained or furnished by the custodian, transfer agent, administrator, sub-administrator, or other agent of the Funds;

Steben Alternative Investment Funds
Investment Advisory Agreement

(ix)         to furnish to or place at the disposal of the Funds, such office space, telephone, utilities, and facilities as the Funds may require for its reasonable needs and to furnish at the expense of the Advisor clerical services related to research, statistical, and investment work;

(x)          to render or make available to the Funds management and administrative assistance in connection with the operation of the Funds that shall include (i) compliance with all reasonable requests of the Funds for information, including information required in connection with each Fund’s filings with the SEC, other federal and state regulatory organizations, and self-regulatory organizations, and (ii) such other services as the Advisor shall from time to time determine to be necessary or useful to the administration of the Funds;

(xi)         to manage each of the Funds that is intended to qualify as a regulated investment company (“RIC”) under Subchapter M of the Code and regulations issued thereunder so that each Fund so qualifies and will continue to so qualify;

(xii)        to notify promptly in writing the Trust and the Board in the event that the Advisor or any Advisor Affiliate becomes aware that the Advisor is: (1) subject to a statutory disqualification that prevents the Advisor from serving as investment adviser pursuant to this Agreement; (2) the subject of an investigation, administrative proceeding or enforcement action by the SEC or any other regulatory authority (other than routine examinations conducted in the ordinary-course); or (3) a party to any litigation that may be material to one or more of the Funds;

(xiii)       to notify promptly the Trust of any material fact known to the Advisor respecting or relating to the Advisor or the Funds that is not contained in the Trust’s Registration Statement, or any amendment or supplement thereto, but that is required to be disclosed therein, and of any statement contained therein that is or becomes untrue in any material respect;

(xiv)      to provide to the Trust or the Board such information and assurances (including certifications and sub-certifications) as the Trust or the Board may reasonably request from time to time in order to assist the Trust or the Board in complying with applicable laws, rules and regulations, including requirements in connection with the preparation and/or filing of updates to the Funds’ Form N-1A and the Funds’ Forms N-SARs, N-CSRs, N-Qs, and N-PX, Rule 24f-2 filings, and fidelity bond filings;

(xv)       to assist as requested in determining the fair value of portfolio securities when market quotations are not readily available (including making knowledgeable personnel of the Advisor available for discussions with the Board and/or any fair valuation committee or like committee appointed by the Board upon reasonable request, obtaining bids and offers or quotes from broker-dealers or market-makers with respect to securities held by the Funds and providing information (upon request) on valuations the Advisor has determined of securities held by other clients of the Advisor), for the purpose of calculating each Fund’s net asset value (“NAV”) in accordance with the procedures and methods established by the Board; and

Steben Alternative Investment Funds
Investment Advisory Agreement

(xvi)      to pay the reasonable salaries, fees, and expenses of the Trust’s employees (including the Trust’s share of any payroll taxes) and any fees and expenses of the Trust’s trustees (“Trustees”) who are partners, directors, trustees, or employees of or otherwise affiliated with the Advisor; provided, however, that the Trust, and not the Advisor, shall bear travel expenses (or an appropriate portion thereof) of Trustees of the Trust who are partners, directors, trustees, or employees of the Advisor to the extent that such expenses relate to attendance at meetings of the Trust’s Board or any committees thereof or Advisors thereto. The Advisor shall not be responsible for any expenses of the Trust other than those specifically allocated to the Advisor in this Agreement.

(b)          In particular, but without limiting the generality of the foregoing, the Advisor shall not be responsible, except to the extent of the reasonable compensation of the Trust’s employees who are partners, directors, trustees, or employees of the Advisor whose services may be involved, for the following expenses of a Fund: all fees and expenses directly related to portfolio transactions and positions for the Fund’s account such as direct and indirect expenses associated with the Fund’s investments, and enforcing the Fund’s rights in respect of such investments; brokerage commissions; interest and fees on any borrowings by the Fund; professional fees (including, without limitation, expenses of consultants, experts and specialists); research expenses; fees and expenses of outside legal counsel (including fees and expenses associated with the review of documentation for prospective investments by the Fund), including foreign legal counsel; accounting, auditing and tax preparation expenses; fees and expenses in connection with repurchase offers and any repurchases or redemptions of Fund shares of beneficial interest; taxes and governmental fees (including tax preparation fees); fees and expenses of any custodian, subcustodian, transfer agent, and registrar, and any other agent of the Fund; all costs and charges for equipment or services used in communicating information regarding the Fund’s transactions among the Advisor and any custodian or other agent engaged by the Fund; bank services fees; expenses of preparing, printing, and distributing copies of offering memoranda and any other sales material (and any supplements or amendments thereto), reports, notices, other communications to holders of shares of beneficial interest in the Fund (each a “Shareholder”), and proxy materials; expenses of preparing, printing, and filing reports and other documents with government agencies; expenses of Shareholders’ meetings; expenses of corporate data processing and related services; Shareholder recordkeeping and Shareholder account services, fees, and disbursements; expenses relating to investor and public relations; and extraordinary or non-recurring expenses as may arise, including litigation to which the Fund may be a party and indemnification of the Trustees and officers with respect thereto.

(c)          The Advisor acknowledges and agrees on behalf of itself and its officers, employees and agents that it may receive from shareholders or the Trust non-public personal information, or access to non-public personal information, about shareholders who are “customers” or “consumers” as such terms are defined under Regulation S-P (collectively, “Shareholder Information”). All information, including Shareholder Information, obtained in the course of providing the shareholder services pursuant to this Agreement shall be considered confidential information. The Advisor shall not disclose such confidential information to any other person or entity or use such confidential information other than to carry out the purposes of this Agreement. The Advisor further agrees to safeguard and maintain the confidentiality and security of Shareholder Information which is obtained pursuant to this Agreement. Without limiting the foregoing, the Trust hereby agrees that Advisor, its officers, employees or agents may provide confidential information, including Shareholder Information, to any of its affiliates, agents, advisers, service providers or subcontractors engaged by the Advisor, including any Sub advisors (as defined in Section 4 of the Agreement), to extent that such party needs to know such information in connection with performance by the Advisor of its duties and obligations under the terms of this Agreement.

Steben Alternative Investment Funds
Investment Advisory Agreement

3.            Name of the Trust and the Funds. The Trust and any Fund may use the name “Steben” only for so long as this Agreement or any extension, renewal or amendment hereof remains in effect, including any similar agreement with any organization that shall have succeeded to the business of the Advisor. At such time as such an agreement shall no longer be in effect, the Trust and/or a Fund will (to the extent that it lawfully can) cease to use any name derived from Steben & Company, Inc. or any successor organization.

4.            Subadvisors. The Advisor may, at its expense and subject to its supervision, engage one or more persons, including, but not limited to, subsidiaries and affiliated persons of the Advisor, to render any or all of the investment advisory services that the Advisor is obligated to render under this Agreement, including, subject to approval of the Board, a person or persons to render investment advisory services including the provision of a continuous investment program and the determination of the composition of the securities and other assets of a Fund (each, a “Subadvisor”). Shareholder approval of the appointment of a Subadvisor by the Advisor pursuant to this paragraph is required only to the extent required by applicable law, as may be modified by any exemptive order or other interpretation issued by the SEC or its staff.

5.           Regulatory Compliance. In performing its duties hereunder, the Advisor (and any Subadvisors selected by the Advisor) shall in all material respects comply with the 1940 Act and all rules and regulations thereunder, all other applicable federal and state laws and regulations, with any applicable procedures adopted by the Board, and with the provisions of the Registration Statement.

6.            Compensation.

(a)          As compensation for the services performed and the facilities and personnel provided by the Advisor pursuant to this Agreement, the Trust will pay the Advisor a fee at the annual rate for each Fund as set forth in Exhibit A. This fee will be computed daily and paid monthly. If the Advisor shall serve hereunder for less than the whole of any month, the fee hereunder shall be payable within 30 days after the end of the date of termination of this Agreement, as applicable.

(b)          For purposes of this Section 6, the “average daily net assets” of a Fund shall mean the average of the values placed on the Fund’s net assets as of the close of the Fund’s business (or such other time as a Fund may lawfully elect) on each Fund business day during the calendar month. If the Fund suspends the determination of net asset value on one or more business days, the value of the net assets of the Fund as last determined shall be deemed to be the value of its net assets on each such day.

Steben Alternative Investment Funds
Investment Advisory Agreement

7.            Portfolio Transactions.

(a)          Subject to any other written instructions of the Board, the Advisor is hereby appointed as the Funds’ agent and attorney-in-fact with authority to act in regard to the investment, reinvestment and management of the Funds’ assets, including, but not limited to, (i) the authority to place orders for the execution of such securities transactions with or through such brokers, dealers or issuers as the Advisor may select; and (ii) the authority to execute and enter into brokerage contracts, and other trading agreements on behalf of the Funds and perform such functions as it considers reasonable, necessary or convenient in order to carry out the purposes of this Agreement; provided that, the Advisor’s actions in executing such documents shall comply with federal regulations, all other federal laws applicable to registered investment advisors and the Advisor’s duties and obligations under this Agreement and the Funds’ governing documents. Notwithstanding anything to the contrary in this Agreement and subject to sub-paragraph (c) below, except as otherwise specified by notice from the Funds to the Advisor, the Advisor may place orders for the execution of transactions hereunder with or through any broker, dealer, futures commission merchant, bank or any other agent or counterparty that the Advisor may select in its own discretion.

(b)          The Advisor may open and maintain brokerage accounts of all types on behalf of and in the name of the Funds. The Advisor may enter into customer agreements with brokers and direct payments of cash, cash equivalents and securities and other property into such brokerage accounts as the Advisor deems desirable or appropriate.

(c)          In executing transactions for the Funds and selecting brokers or dealers, the Advisor (either directly or through Subadvisors) shall place orders pursuant to its investment determinations for the Funds directly with the issuer, or with any broker or dealer, in accordance with applicable policies expressed in the Trust’s Registration Statement and in accordance with any applicable legal requirements. Without limiting the foregoing, the Advisor (or a Subadvisor) shall seek to obtain for the Funds the best execution available, considering all of the circumstances, and shall maintain records adequate to demonstrate compliance with this requirement. Subject to the appropriate policies and procedures approved by the Board, the Advisor (or the Subadvisor) may, to the extent authorized by Section 28(e) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), cause a Fund to pay a broker or dealer that provides brokerage or research services to the Advisor (or the Subadvisor) an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Advisor (or the Subadvisor) determines, in good faith, that such amount of commission is reasonable in relationship to the value of such brokerage or research services provided viewed in terms of that particular transaction or the Advisor’s (or the Subadvisor’s) overall responsibilities to the Funds or its other advisory clients. To the extent authorized by Section 28(e) of the Securities Exchange Act and the Board, the Advisor (or the Subadvisor) shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement with respect to the Funds or otherwise solely by reason of such action.

Steben Alternative Investment Funds
Investment Advisory Agreement

(d)          To the extent applicable to the Funds and consistent with these standards, in accordance with Section 11(a) of the Securities Exchange Act and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations, the Advisor (or the Subadvisor) is further authorized to allocate the orders placed by it on behalf of the Funds to the Advisor (or the Subadvisor) if it is registered as a broker or dealer with the SEC, to its affiliate that is registered as a broker or dealer with the SEC, or to such brokers and dealers that also provide research or statistical research and material, or other services to the Funds or the Advisor (or the Subadvisor). Such allocation shall be in such amounts or proportions as the Advisor (or the Subadvisor) shall determine consistent with the above standards, and, upon request, the Advisor (or the Subadvisor) will report on said allocation regularly to the Board indicating the broker and dealers to which such allocations have been made and the basis therefor.

8.            Exercise of Rights. The Advisor, unless and until otherwise directed by the Board, will exercise all rights of security holders with respect to securities held by the Funds, including, but not limited to: voting proxies, converting, tendering, exchanging or redeeming securities; participating as a claimant in class action litigation (including litigation with respect to securities previously held) when provided notice of such litigation, and exercising rights in the context of a bankruptcy or other reorganization. Notwithstanding this delegation, with respect to securities issued by any other investment vehicle or fund in which the Funds may invest in the future and that is managed by the Advisor, or an Advisor Affiliate), the Funds will reserve the right, and will not delegate responsibility to the Advisor, to exercise all right of security holders with respect to the securities held by the Funds, pursuant to applicable law including the 1940 Act.

9.            Reports. The Advisor (or the Subadvisor) shall regularly report to the Board on the investment program of the Funds and the issuers and securities generally represented in the Funds’ portfolio, and will furnish the Board such periodic and special reports as the Board may reasonably request.

10.          Not Exclusive. Nothing herein shall be construed as prohibiting the Advisor, Subadvisor, or any director, trustee, partner, employee, or affiliate thereof from providing investment management or advisory services to, or entering into investment management or advisory agreements with, other clients (including other registered investment companies), including clients which may from time to time purchase and/or sell securities of issuers in which the Funds invest, or from utilizing (in providing such services) information furnished to the Advisor by advisors and consultants to the Funds and others (including Subadvisors); provided however, that the Advisor will undertake no activities that, in its judgment, will adversely affect the performance of its obligations under this Agreement.

11.          Conflicts of Interest. Whenever the Funds and one or more other accounts or investment companies managed or advised by the Advisor, an Advisor Affiliate, or a Subadvisor have available funds for investment, investments suitable and appropriate for each shall be allocated in accordance with procedures approved by the Board and believed by the Advisor, Advisor Affiliate or the Subadvisor to be equitable to each entity. Similarly, opportunities to sell securities shall be allocated in accordance with procedures approved by the Board and believed by the Advisor, Advisor Affiliate or the Subadvisor to be equitable. The Funds recognize that in some cases this procedure may adversely affect the size of the position that may be acquired or disposed of for the Funds. In addition, the Funds acknowledge that any partner, director, or trustee of, or persons employed by, the Advisor, an Advisor Affiliate, or a Subadvisor, who may also be a Shareholder, Trustee, or person employed by, the Funds, to assist in the performance of the Advisor’s or the Subadvisor’s duties hereunder will not devote his or her full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the Advisor, any Advisor Affiliate or a Subadvisor to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

Steben Alternative Investment Funds
Investment Advisory Agreement

12.          Independent Contractor. The Advisor shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board from time to time, have no authority to act for or represent the Funds in any way or otherwise be deemed its agent.

13.          Liability. The Advisor shall give the Funds the benefit of its best judgment and effort in rendering services hereunder. Neither the Advisor nor its partners, officers, directors, employees, affiliates, successors, or other legal representatives shall be subject to any liability for any act or omission, error of judgment, mistake of law, or for any loss suffered by any Funds or the shareholders of the Funds, in the course of, connected with, or arising out of any services to be rendered hereunder, except by reason of willful misfeasance, bad faith, or gross negligence on the part of the Advisor in the performance of its duties or by reason of reckless disregard on the part of the Advisor of its obligations and duties under this Agreement. The Advisor may consult with counsel and accountants in respect of the Funds’ affairs and shall not be liable for any action or inaction reasonably taken in accordance with the advice or opinion of such counsel or accountants, provided that such counsel and accountants shall have been selected with reasonable care and diligence. Any person, even though also employed by the Advisor, who may be or become an employee of the Funds and paid by the Funds shall be deemed, when acting within the scope of his employment by the Funds, to be acting in such employment solely for the Funds and not as an employee or agent of the Advisor.

14.          Indemnification.

(a)          The Trust will indemnify the Advisor and any Advisor Affiliate, and each of their partners, members, directors, officers, and employees and any of their affiliated persons, executors, heirs, assigns, successors, or other legal representatives (each an “Indemnified Person”) against any and all costs, losses, claims, damages, or liabilities, joint or several, including, without limitation, reasonable attorneys’ fees and disbursements, resulting in any way from the performance or non-performance of any Indemnified Person’s duties in respect of any Fund, except those resulting from the willful misfeasance, bad faith or gross negligence of an Indemnified Person or the Indemnified Person’s reckless disregard of such duties and, in the case of criminal proceedings, unless such Indemnified Person had reasonable cause to believe its actions unlawful (collectively, “disabling conduct”). Indemnification shall be made following: (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Indemnified Person was not liable by reason of disabling conduct; or (ii) a reasonable determination that the Indemnified Person is entitled to indemnification hereunder, provided that such determination is based upon a review of the facts and reached by (A) the vote of a majority of the Trust’s trustees who are not parties to the proceeding or (B) legal counsel selected by a vote of a majority of the Board, further provided that such counsel’s determination be written and provided to the Board. The Trust shall advance to an Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred with respect to the Trust in connection with defense of any action or proceeding arising out of such performance or non-performance. The Advisor agrees, and each other Indemnified Person will be required to agree as a condition to any such advance from the Trust, that if one of the foregoing parties receives any such advance, the party will reimburse the Trust for such fees, costs, and expenses to the extent that it shall be determined that the party was not entitled to indemnification under this paragraph. The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law.

Steben Alternative Investment Funds
Investment Advisory Agreement

(b)          Notwithstanding any of the foregoing, the provisions of this paragraph 14 shall not be construed so as to relieve the Indemnified Person of, or provide indemnification with respect to, any liability (including liability under federal securities laws, which, under certain circumstances, impose liability even on persons who act in good faith) to the extent (but only to the extent) that such liability may not be waived, limited, or modified under applicable law or that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the provisions of this paragraph to the fullest extent permitted by law. The provisions of this paragraph shall survive the termination or cancellation of this Agreement.

15.          Term of Agreement; Termination. This Agreement shall continue with respect to each Fund for a period of two years from the commencement date for each Fund specified on Exhibit A, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by: (1) the Board or (2) a vote of a majority of the Fund’s outstanding voting securities (as defined in the 1940 Act), provided that in either event the continuance is also approved by a majority of the Trustees who are not (i) parties to this Agreement or (ii) “interested persons” (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person (to the extent required by the 1940 Act) at a meeting called for the purpose of voting on such approval. This Agreement may nevertheless be terminated at any time without penalty, on 60 days’ written notice, by the Board, by vote of holders of a majority of the outstanding voting securities of a Fund, or by the Advisor. Any notice to a Fund or the Advisor shall be deemed given when received by the addressee.

16.          Assignment. This Agreement may not be transferred, assigned, sold, or in any manner hypothecated or pledged by either party hereto, except as permitted under the 1940 Act or rules and regulations adopted thereunder. This Agreement shall automatically be terminated in the event of its assignment, provided that an assignment to a corporate successor to all or substantially all of the Advisor’s business or to a wholly-owned subsidiary of such corporate successor which does not result in a change of actual control or management of the Advisor’s business shall not be deemed to be an assignment for the purposes of this Agreement.

17.          Amendment. This Agreement may be amended only by the written agreement of the parties whose rights are affected by the amendment. Any amendment shall be required to be approved by the Board and by a majority of its independent Trustees in accordance with the provisions of Section 15(c) of the 1940 Act and the rules and regulations adopted thereunder. If required by the 1940 Act, any material amendment also shall also be required to be approved by such vote of Shareholders of a Fund as required by the 1940 Act and the rules thereunder.

18.          Conflicts of Laws. This Agreement shall be construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof, provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act. As used herein, the terms “interested person,” “assignment,” and “vote of a majority of the outstanding voting securities” shall have the meanings set forth in the 1940 Act.

Steben Alternative Investment Funds
Investment Advisory Agreement

19.          Management of Subsidiaries. If the Board determines that it is in the best interests of a Fund and its Shareholders to carry on all or part of the business of the Funds through one or more subsidiaries, the Board may cause the substantive terms of this Agreement to apply to the management of any such subsidiary or subsidiaries.

20.          Fund Obligations and Shareholder Liability. The Advisor is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Trust’s Declaration of Trust and agrees that obligations assumed by the Trust pursuant to this Agreement shall be limited in all cases to the Trust and its assets. The Advisor further agrees that it shall not seek satisfaction of any such obligation from the shareholders or any individual shareholder of the Trust, any Fund, nor from the Trustees or any individual Trustee of the Trust. This Agreement is made by the Trust and executed on behalf of the Trust by an officer of the Trust, and the obligations created hereby are not binding on any of the Shareholders, Trustees, employees, or agents, whether past, present, or future, of the Trust individually, but bind only the assets and property of the Trust.

21.          Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior amendments and understandings relating to the subject matter hereof.

22.          Notices. All notices required to be given pursuant to this Agreement shall be delivered or mailed to the last known business address of the Trust (attn: [Secretary]) or the Advisor (attn: [President]) (or to such other address or contact as shall be designated by the Trust or the Advisor in a written notice to the other party) in person or by registered or certified mail or a private mail or delivery service providing the sender with notice of receipt. Notice shall be deemed given on the date delivered or mailed in accordance with this paragraph 22.

23.          Force Majeure. The Advisor shall not be liable for delays or errors occurring by reason of circumstances beyond its control, including but not limited to acts of civil or military authority, national emergencies, work stoppages, fire, flood, catastrophe, acts of God, insurrection, war, riot, or failure of communication or power supply. In the event of equipment breakdowns beyond its control, the Advisor shall take reasonable steps to minimize service interruptions but shall have no liability with respect thereto.

24.          Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

25.          Surviving Terms. The provisions of paragraphs 3, 13, 14, 20, and 23 shall survive any termination of this Agreement.

Steben Alternative Investment Funds
Investment Advisory Agreement

26.          Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

27.          Headings. The headings in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

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Steben Alternative Investment Funds
Investment Advisory Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first above written.

Steben Alternative Investment Funds

By:
Name:
Title:

Steben & Company, Inc.

By:
Name:
Title:

Steben Alternative Investment Funds
Investment Advisory Agreement

EXHIBIT A

Name of Series	Effective Date	Advisory Fee
		Each fee will be based on the average daily net assets of the Fund managed by the Advisor, and calculated as described in Section 6 of the Agreement.
Steben Managed Futures Fund	______, 2014	1.25%

This Exhibit A is dated as of _____________, 2014.

STEBEN ALTERNATIVE INVESTMENT FUNDS

By:

Steben Alternative Investment Funds
Investment Advisory Agreement